                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement              [_] Confidential for Use of the
                                            Commission Only
                                               (as permitted by Rule 14A-
                                               6(E)(2))
[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-12

                          Proton Energy Systems, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)Title of each class of securities to which transaction applies:

  (2)Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)Proposed maximum aggregate value of transaction:

  (5)Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)Amount Previously Paid:

  (2)Form, Schedule or Registration Statement No.:

  (3)Filing Party:

  (4)Date Filed:

                         [LOGO] PROTON ENERGY SYSTEMS

                                                                 April 30, 2001

Dear Proton Stockholder:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Proton Energy Systems, Inc. This will be held at the Radisson Hotel and Conference Center, 100 Berlin Road, Cromwell, CT 06416, on Tuesday, June 12, 2001, beginning at 10:00 a.m., local time. This will be the Company's first Annual Meeting of Stockholders since our initial public offering in September 2000.

  The enclosed proxy statement describes the matters that will be presented at the meeting: (1) the election of two Class I directors for a three-year term to extend until the 2004 Annual Meeting of Stockholders, (2) the approval of the continuance of the 2000 Stock Incentive Plan and (3) the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year.

  Whether or not you attend the annual meeting, it is important that your shares be represented and voted. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting and vote in person, signing the proxy will not prevent you from voting your stock as you wish, as the proxy is revocable at your option.

  We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          Walter W. Schroeder
                                          President and Chief Executive
                                           Officer

                          PROTON ENERGY SYSTEMS, INC.
                                50 Inwood Road
                             Rocky Hill, CT 06067

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     To be held on Tuesday, June 12, 2001

  The Annual Meeting of Stockholders of Proton Energy Systems, Inc. (the "Company") will be held at the Radisson Hotel and Conference Center, 100 Berlin Road, Cromwell, CT 06416, on Tuesday, June 12, 2001 at 10:00 a.m., local time, to consider and act upon the following matters:

    1. To elect two Class I directors for a three-year term extending until the 2004 Annual Meeting of Stockholders.

    2. To approve the continuance of the 2000 Stock Incentive Plan.

    3. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

  Holders of record of the Company's Common Stock at the close of business on April 24, 2001 are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 50 Inwood Road, Rocky Hill, CT 06067 and will be available at the Annual Meeting.

  A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          Lawrence C. Moulthrop, Jr.
                                          Secretary

Rocky Hill, CT
April 30, 2001

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                          PROTON ENERGY SYSTEMS, INC.
                                50 Inwood Road
                             Rocky Hill, CT 06067

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                     To be held on Tuesday, June 12, 2001

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Proton Energy Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 12, 2001 and at any adjournment thereof (the "Annual Meeting").

  All executed proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

  On April 24, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 33,113,566 shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

  The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company's Annual Report on Form 10-K for the year ended December 31, 2000 are first being sent or given to stockholders on or about April 30, 2001. The Company will, upon written request of any stockholder and the payment of an appropriate processing fee, furnish copies of the exhibits to its Annual Report on Form 10-K. Please address all such requests to the Company, attention of Lawrence C. Moulthrop, Jr., Secretary, 50 Inwood Road, Rocky Hill, CT 06067.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information to the Company's knowledge regarding the beneficial ownership of the Company's Common Stock as of April 24, 2001 by (i) each person who owns beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 2000 (the "Named Executive Officers") and (iv) all executive officers, directors and nominees for director of the Company as a group. The Named Executive Officers consist of the Chief Executive Officer of the Company during 2000 and the four most highly compensated individuals, other than the Chief Executive Officer, who were serving as executive officers on December 31, 2000. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

  Except as set forth herein, the business address of the named beneficial owner is c/o Proton Energy Systems, Inc., 50 Inwood Road, Rocky Hill, CT 06067.

                                                    Amount and Nature of
                                                  Beneficial Ownership (1)
                                                  ----------------------------
                Name and Address                   Number of       Percent of
              of Beneficial Owner                    Shares        Class (%)
              -------------------                 --------------- ------------
Entities Affiliated with Arete Corporation (2)..        5,388,910         16.3
 P.O. Box 1299
 Center Harbor, NH 03226

Connecticut Innovations, Inc. (3)...............        2,958,172          8.9
 999 West Street
 Rocky Hill, CT 06067

The Beacon Group Energy Investment Fund II, L.P.
 ...............................................        2,877,143          8.7
 c/o J.P. Morgan Partners LLC
 1221 Avenue of the Americas
 40th Floor
 New York, NY 10020

Walter W. Schroeder (4).........................          474,268          1.4

Trent M. Molter (5).............................          370,021          1.1

Richard A. Aube (6).............................        2,877,143          8.7

Gerald B. Ostroski (7)..........................           14,000            *

Philip R. Sharp (8).............................            5,000            *

Robert W. Shaw, Jr. (9).........................        5,388,910         16.3

All executive officers, directors and nominees
 for directors, as a group (11 persons) (10)....       10,263,191         30.5

--------
*  Less than 1%.

(1) The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after April 24, 2001 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

(2) Represents 1,534,620 shares of Common Stock held of record by Utech Climate Challenge Fund, L.P., 1,891,763 shares of Common Stock held of record by UVCC Fund II, 285,715 shares of Common Stock held of record by UVCC II Parallel Fund, L.P. and 1,676,812 shares of Common Stock held of record by Micro-Generation Technology Fund, LLC.

(3) Includes 285,715 shares of Common Stock held of record by Connecticut Innovations/Webster LLC. Voting control of Connecticut Innovations, Inc. is exercised by its board of directors, which is appointed by the governor of Connecticut and members of the Connecticut legislature.

(4) Includes 139,449 shares subject to options exercisable within 60 days after April 24, 2001.

(5) Includes 86,909 shares subject to options exercisable within 60 days after April 24, 2001.

(6) Represents 2,877,143 shares of Common Stock held of record by The Beacon Group Energy Investment Fund II, LP. Mr. Aube serves in a managerial capacity of The Beacon Group Energy Investment Fund II, LP. Mr. Aube disclaims beneficial ownership of these shares.

(7) Represents 14,000 shares of Common Stock held of record by Mr. Ostroski's wife. Does not include 1,233,280 shares of Common Stock beneficially owned by MP Investments, Inc., a wholly owned subsidiary of Minnesota Power, Inc. Mr. Ostroski serves as a vice president of Minnesota Power, but does not have or share investment or voting control over these shares.

(8) Represents 5,000 shares subject to options exercisable within 60 days after April 24, 2001.

(9) Consists of the shares listed in footnote 2 above. Dr. Shaw is the president of Arete Corporation, which is the manager of Micro-Generation Technology Fund LLC. Dr. Shaw is the general partner of the general partner of UVCC Fund II and UVCC II Parallel Fund, L.P. and the managing member of the general partner of Utech Climate Challenge Fund, L.P. Dr. Shaw disclaims beneficial ownership of these shares.

(10) See notes 4 through 9 above. Also includes 290,066 shares of Common Stock subject to options exercisable within 60 days after April 24, 2001 owned by officers not separately listed.

Votes Required

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

  The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast on the matter is required for the election of the Class I directors. The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required (i) to approve the continuance of the Company's 2000 Stock Incentive Plan and (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the current year.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the approval of the continuance of the 2000 Stock Incentive Plan and the ratification of the selection of the auditors) that require the affirmative vote of a certain percentage of the votes cast or the shares voting on the matter.

                   PROPOSAL 1--ELECTION OF CLASS I DIRECTORS

  The Company has a classified Board of Directors currently consisting of two Class I directors, two Class II directors and two Class III directors. The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2001, 2002 and 2003, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect, as Class I directors, Gerald B. Ostroski and Philip R. Sharp, unless authority to vote for either or both of the nominees is withheld by marking the proxy to that effect. Each Class I director will be elected to hold office until the 2004 annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation, or removal).

  Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

  For each member of the Board of Directors whose term of office as a director continues after the Annual Meeting, including those who are nominees for election as Class I directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director and nominee for director, directly or indirectly, as of April 24, 2001 appears under the heading "Security Ownership of Certain Beneficial Owners and Management."

Nominees for Terms Expiring in 2004 (Class I Directors)

  Gerald B. Ostroski is 60 years old and has served as a director since February 1999. Mr. Ostroski has served as Vice President of Minnesota Power, Inc. since January 1982. Since 1991, Mr. Ostroski has also served as President of Minnesota Power's Synertec subsidiary and currently serves as a director or officer of several other Minnesota Power subsidiaries. Mr. Ostroski is a registered professional engineer, licensed in Minnesota. Mr. Ostroski holds a BSEE from the University of Wisconsin.

  Philip R. Sharp is 58 years old and has served as a director since March 1999. Dr. Sharp has served as a lecturer at the John F. Kennedy School of Government of Harvard University since February 1995. From July 1995 to February 1998, Dr. Sharp also served as Director of Harvard University's Institute of Politics, and is currently a member of the Institute's senior advisory board. From 1975 to 1995, Dr. Sharp served as a member of the United States House of Representatives, representing the second district of Indiana. He was a member of the House Energy and Commerce Committee and the Interior Committee. Dr. Sharp also chaired the Subcommittee on Fossil and Synthetic Fuels and the Energy and Power Subcommittee. Dr. Sharp holds a BSFS in foreign service and a PhD in government from Georgetown University. He serves as a director of Cinergy Corp. and New England Power Co.

Directors Whose Terms Expire in 2002 (Class II Directors)

  Richard A. Aube is 32 years old and has served as a director since April 2000. Mr. Aube is currently a general partner of The Beacon Group Energy Funds, a private investment firm and an affiliate of J.P. Morgan Partners. Prior to that time, Mr. Aube was an investment banker in the natural resources group at Morgan Stanley & Co. Incorporated. Mr. Aube holds a BA from Dartmouth College. He serves as a director of Capstone Turbine Corporation, a public company which makes microturbine generation systems, and of STM Power Inc. and Powercell Corporation, each a private power technology company.

  Trent M. Molter, one of the Company's founders, is 38 years old and has served as the Company's Vice President of Engineering and Technology since the Company's founding in August 1996, and as a director since 1997. From 1984 to August 1996, Mr. Molter served as an advanced technology engineer and a project manager in PEM products for United Technologies. Mr. Molter holds a BS in chemical engineering from Clarkson University and an MS in metallurgy from Rennselaer Polytechnic Institute.

Directors Whose Terms Expire in 2003 (Class III Directors)

  Walter W. Schroeder, one of the Company's founders, is 52 years old and has served as the Company's President and Chief Executive Officer, and as a director, since the Company's founding in August 1996. From 1991 to August 1996, Mr. Schroeder served as an officer of AES Corp., an independent power company. From 1986 to 1991, Mr. Schroeder was a vice president in the investment banking division of Goldman Sachs & Co. Mr. Schroeder holds BS and MS degrees from Massachusetts Institute of Technology.

  Robert W. Shaw, Jr. is 59 years old and has served as the Company's Chairman of the Board of Directors since the Company's founding in August 1996. Dr. Shaw has served as President of Arete Corporation, a private investment firm, since March 1997. From 1983 to 1997, Dr. Shaw served as President of Arete Ventures, Inc., a private investment firm he founded to invest in the fields of modular/dispersed power generation, renewable power generation and specialty materials. Prior to that time, Dr. Shaw was a senior vice president and director of Booz Allen & Hamilton, a consulting firm, where he founded the firm's energy division. Dr. Shaw holds BEP and MS degrees from Cornell University, an MPA from American University and a PhD in applied physics from

Stanford University. He serves as a director of Evergreen Solar, Inc., a public company which makes photo voltaic products, and of CellTech Power, Inc., H2Gen Innovations, Inc. and Northern Power Systems, Inc., each a private power technology company.

Board and Committee Meetings

  The Board of Directors met ten times (including by teleconference) during fiscal 2000. Each director attended all of the meetings of the Board of Directors and of the committees on which he then served.

  The Board of Directors has a Compensation Committee, currently composed of Dr. Sharp and Dr. Shaw, which reviews executive salaries, administers the Company's bonus, incentive compensation and stock plans and approves the salaries and other benefits of the Company's executive officers. In addition, the Compensation Committee consults with the Company's management regarding the Company's pension and other benefit plans and compensation policies and practices. The Compensation Committee met two times during fiscal 2000.

  The Board of Directors also has an Audit Committee, currently composed of Messrs. Aube and Ostroski and Dr. Shaw, which reviews the professional services provided by the Company's independent accountants, the independence of such accountants from the Company's management, the Company's annual financial statements and its system of internal accounting controls. The Audit Committee also reviews such other matters with respect to the Company's accounting, auditing, and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee met two times during fiscal 2000.

  Stockholders wishing to propose director candidates for consideration by the Company may do so by writing to the Secretary of the Company and providing the information specified in the Company's Bylaws, including the candidate's name, address and principal occupation. The Company's Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination complying with the Bylaws of the Company to the Secretary of the Company not earlier than the 90th day prior to the Annual Meeting and not later than the 10th day following the day on which notice of the date of the Annual Meeting was mailed.

Compensation of Directors

  Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

  The following table sets forth certain information with respect to options granted to non-employee directors during the year ended December 31, 2000.

                   Options Granted to Non-Employee Directors

                                            Number of Shares
                                    Grant  Underlying Options Exercise
Director                            Date        Granted        Price     Vesting
--------                           ------- ------------------ --------   -------
Richard A. Aube................... 9/29/00       10,000        $17.00(1)    (2)
Gerald B. Ostroski................ 9/29/00       10,000         17.00(1)    (2)
Philip R. Sharp................... 8/15/00        5,000          6.00(3)    (4)
Robert W. Shaw.................... 9/29/00       10,000         17.00(1)    (2)

--------
(1)The initial public offering price of the Common Stock.
(2)The option vests as to 5,000 shares on each of November 1, 2001 and November 1, 2002.
(3)The fair market value of the Common Stock on the grant date as determined by the Board of Directors.
(4)The option vests in full on August 1, 2001.

  The Company has agreed to grant each non-employee director (other than Dr. Sharp) options to purchase 5,000 shares of Common Stock on each anniversary of October 4, 2000 (the closing of the Company's initial public offering) while the director continues to serve on the Board of Directors. These options will have an exercise price equal to the fair market value of the Common Stock at the date of grant and will vest one year after grant. The Company has agreed to grant Dr. Sharp options to purchase 5,000 shares of Common Stock on each anniversary of his election to the Board of Directors while he continues to serve on the Board of Directors. These options will have an exercise price equal to the fair market value of the Common Stock at the date of grant and will vest one year after grant.

Compensation of Executive Officers

  The table below sets forth, for the years ended December 31, 1999 and 2000, the total compensation earned by the Company's Chief Executive Officer and its four other executive officers in the year ended December 31, 2000 whose salary and bonus totaled at least $100,000 for the fiscal year (together, the "Named Executive Officers"). In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of the Company's salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

                          Summary Compensation Table

                                                   Long-Term
                                                  Compensation
                                                     Awards
                                                  ------------
                                     Annual
                                  Compensation       Shares
                                -----------------  Underlying     All Other
    Name And Principal
         Position          Year  Salary   Bonus   Options (1)  Compensation (2)
    ------------------     ---- -------- -------- ------------ ----------------
Walter W. Schroeder....... 2000 $209,487 $205,014   466,843         $3,218
 President and Chief
  Executive Officer        1999  164,000    4,944   105,525          3,218
Trent M. Molter........... 2000  123,202   75,000   215,376          1,451
 Vice President of
  Engineering and
  Technology               1999   93,417    2,817    85,375          1,451
Robert J. Friedland....... 2000  109,573   60,000   136,042          1,284
 Vice President of
  Operations               1999   91,250    2,751    68,420          1,284
David E. Wolff (3)........ 2000  108,670   40,000   150,824          2,100
 Vice President of Sales
  and Marketing            1999   75,000   10,000    75,000            --
Lawrence C. Moulthrop,
 Jr....................... 2000  106,867   40,544   130,990          1,906
 Vice President of Product
  Engineering              1999   90,850    2,739    68,225          1,906

--------
(1) Represents the number of shares covered by options to purchase shares of Common Stock granted during the respective years. The Company has never granted any stock appreciation rights.
(2) Represents disability insurance premiums paid on behalf of the Named Executive Officer.
(3) Mr. Wolff joined the Company as Vice President of Sales and Marketing in March 1999.

Option Grants in Last Fiscal Year

  The following table sets forth each grant of stock options during the year ended December 31, 2000 to the Named Executive Officers. All of these options were granted at or above fair market value as determined by the Board of Directors on the date of grant. The Company granted no stock appreciation rights during the year ended December 31, 2000.

                                          Individual Grants                  Potential Realizable
                         ---------------------------------------------------   Value at Assumed
                          Number of   Percent of                             Annual Rates of Stock
                           Shares    Total Options                            Price Appreciation
                         Underlying   Granted to                              For Option Term (2)
                           Options   Employees in  Exercise Price Expiration ---------------------
Name                     Granted (1)  Fiscal Year    Per Share       Date        5%        10%
----                     ----------- ------------- -------------- ---------- ---------- ----------
Walter W. Schroeder
 (3)....................     1,236        0.1%         $ 0.50       3/14/10  $      389 $      985
                            75,000        4.2            6.00       6/21/10     283,003    717,184
                           300,000       16.8           17.00       9/29/10   3,207,363  8,128,087
                            90,607        5.1           10.75      12/12/10     612,559  1,552,345
Trent M. Molter (4).....    35,000        2.0            6.00       6/21/10     132,068    334,686
                           130,000        7.3           17.00       9/29/10   1,389,857  3,522,171
                            50,376        2.8           10.75      12/12/10     340,573    863,078
Robert J. Friedland
 (5)....................       731        0.1            0.50       1/01/10         230        583
                            25,000        1.4            6.00       6/21/10      94,334    239,061
                            80,000        4.5           17.00       9/29/10     855,297  2,167,490
                            30,311        1.7           10.75      12/12/10     204,921    519,310
David E. Wolff (6)......       550        0.1            0.50       1/01/10         173        438
                            30,000        1.7            6.00       6/21/10     113,201    286,874
                            90,000        5.0           17.00       9/29/10     962,209  2,438,426
                            30,274        1.7           10.75      12/12/10     204,671    518,676
Lawrence C. Moulthrop,
 Jr. (7)................       685        0.1            0.50       1/01/10         215        546
                            25,000        1.4            6.00       6/21/10      94,334    239,061
                            80,000        4.5           17.00       9/29/10     855,297  2,167,490
                            25,305        1.4           10.75      12/12/10     171,077    433,544

--------
(1) Each option cumulatively vests as to one-quarter of the shares on approximately the first, second, third and fourth anniversaries of the grant date.
(2) The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of the price performance of the Common Stock. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(3) The grant dates of Mr. Schroeder's options are March 14, 2000, June 21, 2000, September 29, 2000 and December 12, 2000, respectively.
(4) The grant dates of Mr. Molter's options are June 21, 2000, September 29, 2000 and December 12, 2000, respectively.
(5) The grant dates of Mr. Friedland's options are January 1, 2000, June 21, 2000, September 29, 2000 and December 12, 2000, respectively.
(6) The grant dates of Mr. Wolff's options are January 1, 2000, June 21, 2000, September 29, 2000 and December 12, 2000, respectively.
(7) The grant dates of Mr. Moulthrop's options are January 1, 2000, June 21, 2000, September 29, 2000 and December 12, 2000, respectively.

Option Exercises and Fiscal Year-End Option Values

  The table below sets forth information concerning options exercised by each of the Named Executive Officers during the year ended December 31, 2000 and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2000. No stock appreciation rights were exercised during fiscal 2000 by the Named Executive Officers or were outstanding at year end.

              Option Exercises and Fiscal Year-End Option Values

                                   Number of                    Value of Unexercised
                         Shares Underlying Unexercised          In-the-Money Options
                          Options at Fiscal Year End             at Fiscal Year End
                         ---------------------------------    -------------------------
Name                      Exercisable       Unexercisable     Exercisable Unexercisable
----                     --------------    ---------------    ----------- -------------
Walter W. Schroeder.....           88,024             551,180  $908,875    $1,214,617
Trent M. Molter.........           61,258             280,120   632,352       820,995
Robert J. Friedland.....           55,690             190,241   575,221       675,657
David E. Wolff..........           18,750             207,074   190,313       711,438
Lawrence C. Moulthrop,
 Jr. ...................           54,934             184,336   567,406       547,047

  The value of unexercised in-the-money options at fiscal year-end has been calculated on the basis of $10.50, which was the last sales price per share of the Common Stock on December 29, 2000, as reported on the Nasdaq National Market, less the per-share exercise price.

Certain Transactions

  Stock Purchases by Affiliates

  In April 2000, the Company issued an aggregate of 14,306,901 shares of Series C Convertible Preferred Stock to 66 investors at a price of $3.50 per share. The following table indicates the shares issued to affiliates of the Company in that transaction:

                                                                Number of Shares
                                                                  of Series C
                                                                  Convertible
                                                                   Preferred
Name of Investor                                                     Stock
----------------                                                ----------------
Entities affiliated with Arete Corporation.....................    1,642,859
The Beacon Group Energy Investment Fund II, LP.................    2,877,143
Connecticut Innovations, Inc. (1)..............................    1,428,571
John A. Glidden (2)............................................          286
David E. Wolff.................................................        5,000

--------
(1) Includes 285,715 shares of Series C Convertible Preferred Stock held by Connecticut Innovations/Webster LLC.
(2)  Mr. Glidden is the Company's Vice President of Finance.

  Indemnification Agreements

  The Company entered into indemnification agreements with each of its directors and executive officers at the time of the Company's initial public offering. The indemnification agreements require the Company to indemnify such directors and executive officers to the fullest extent permitted by Delaware law.

Compensation Committee Report on Executive Compensation

  This report addresses the compensation policies of the Company applicable to its officers during fiscal 2000. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of two non-employee directors. The Compensation Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. In fiscal 2000, the Board of Directors did not modify in any material way or reject any action or recommendation of the Compensation Committee with respect to executive officer compensation.

  Executive Compensation Program

  The Company's primary objective in developing executive compensation policies is to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of the executive officers with the stockholders of the Company.

  The Company's executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses, and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as life insurance benefits and the Company's 401(k) savings plan.

  Base Salary. At the beginning of each year, the Compensation Committee establishes an annual salary plan for the Company's senior executive officers based on each individual's current base salary, base salaries paid by comparable companies to executives with similar responsibilities, the Company's performance and the individual's performance as measured by specific objectives.

  Annual Incentive Compensation. The Company's executive bonus program is designed to provide its senior executive officers with cash incentives to achieve the Company's goals. At the beginning of each year, the Compensation Committee establishes target annual bonuses for each executive officer, based on specific corporate and individual milestones and objectives. Cash bonuses are paid annually. For fiscal 2000, annual cash bonuses paid to the Named Executive Officers totaled $420,558.

  Long-Term Equity Incentives. The Company's stock option program is designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of employees. The size of an executive's option grant is generally intended by the Compensation Committee to reflect the executive's position with the Company and his contributions to the Company. Executive stock options typically vest over a four-year period to encourage continued employment by the Company.

  Benefits

  The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) retirement savings plan on the same basis as other full-time employees of the Company. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for fiscal 2000 for any of the Named Executive Officers.

  Summary of Compensation of Chief Executive Officer

  In fiscal 2000, Mr. Schroeder, the Company's Chief Executive Officer, received base compensation of $209,487, a bonus of $205,014 and options to purchase 466,843 shares of Common Stock. Mr. Schroeder's base salary was set by the Compensation Committee in the manner described above. Mr. Schroeder's cash and stock option bonus grants were based on Mr. Schroeder's position with the Company and the Company's achievement of certain objectives for 2000, including (i) completion of the Company's initial public offering and the execution of other specific financing strategies, (ii) progress made in the research and development of the Company's hydrogen generators and (iii) delivery of late stage development models of the hydrogen generators to customers for commercial application.

  Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee periodically reviews the potential consequences of
Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

  By the Compensation Committee of the Board of Directors.

                                          Philip R. Sharp
                                          Robert W. Shaw, Jr.

Compensation Committee Interlocks and Insider Participation

  The current members of the Compensation Committee are Dr. Sharp and Dr. Shaw. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Report of the Audit Committee of the Board of Directors

  The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved on June 16, 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

  The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial personnel and the independent auditors, the following:

  . the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

  . the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

  . changes in the Company's accounting practices, principles, controls or methodologies;

  . significant developments or changes in accounting rules applicable to the Company; and

  . the adequacy of the Company's internal controls and accounting, and financial personnel.

  Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles.

  The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 and 90 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors. SAS 61 and 90 require the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

  .  methods to account for significant unusual transactions;

  . judgments regarding the quality and acceptability of the Company's accounting principles;

  . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

  The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional judgment may reasonably be thought to bear on independence, confirm their independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company, which are referred to below in "Proposal 3-- Ratification of Selection of Independent Auditors," is compatible with maintaining such auditors' independence.

  Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

  By the Audit Committee of the Board of Directors.

                                          Richard A. Aube
                                          Gerald B. Ostroski
                                          Robert W. Shaw, Jr.

Comparative Stock Performance

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company from September 29, 2000 (the first trading date following the Company's initial public offering) to December 31, 2000 with the cumulative total return of (i) the Nasdaq Stock Market and (ii) a peer group, selected by the Company, consisting of companies that develop fuel cell products (the "Peer Group"). The Peer Group is composed of Ballard Power Systems, Inc., FuelCell Energy, Inc., H Power Corp., Hydrogenics Corporation, Millenium Cell Inc., Plug Power Inc. and Stuart Energy Systems Corporation (the "Peer Index"). This graph assumes the investment of $100.00 on September 29, 2000 in the Company's Common Stock, the Nasdaq Stock Market and the Peer Index, and assumes any dividends are reinvested. Stuart Energy Systems Corporation is listed on the Toronto Stock Exchange and is not listed on any United States stock exchange or the Nasdaq Stock Market.





                                        [LINE GRAPH]

                                       9/29/00    10/31/00   11/30/00   12/31/00

     PROTON ENERGY SYSTEMS INC.         100.00     93.45      25.76       36.68
          PEER INDEX                    100.00     88.45      51.95       51.36
         NASDAQ MARKET INDEX            100.00     91.18      70.49       66.88

   PROPOSAL 2--APPROVAL OF THE CONTINUANCE OF THE 2000 STOCK INCENTIVE PLAN

  Section 162(m) of the Internal Revenue Code, as amended (the "Code"), generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid to the corporation's chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation if, among other things, the option was issued under a plan approved by the stockholders, which plan provides a limit on the number of shares that may be issued under the plan to any individual.

  In order for options and restricted stock granted under the Company's 2000 Stock Incentive Plan (the "2000 Plan") to comply with Section 162(m) after the Annual Meeting, the continuance of the 2000 Plan must be approved by the stockholders. If the stockholders do not approve the continuance of the 2000 Plan, the Company will not grant any future options or make any further restricted stock awards under the 2000 Plan.

Summary of the 2000 Plan

  The following is a summary of the material provisions of the 2000 Plan. A copy of the 2000 Plan is attached to this proxy statement as Appendix B.

Description of Awards

  The 2000 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), options not intended to qualify as incentive stock options ("nonstatutory stock options"), restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights. Generally, awards under the 2000 Plan are not assignable or transferable except by will or the laws of descent and distribution.

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to, or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations). Options may not be granted for a term in excess of ten years (or more than five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations). Payment for Common Stock upon exercise of incentive stock options and nonstatutory stock options may be made (i) in cash or by check, payable to the order of the Company; (ii) except as the Board of Directors may otherwise provide in a particular option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; (iii) by delivery of shares of Common Stock valued at their fair market value as determined by the Board of Directors in good faith and owned by the participant for at least six months; (iv) by payment of such other lawful consideration as the Board may determine; or (v) through any combination of the foregoing methods of payment.

  Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable awards are not satisfied prior to the end of the applicable restriction period established for such award.

  Other Stock-Based Awards. Under the 2000 Plan, the Board of Directors has the right to grant other awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

Eligibility to Receive Awards

  Officers, employees, directors of, and consultants and advisors to the Company (and any individuals who have accepted an offer for employment) are eligible to be granted awards under the 2000 Plan. Under present law, however, incentive stock options may be granted only to employees. The maximum number of shares with respect to which awards may be granted to any participant under the 2000 Plan may not exceed 500,000 shares per calendar year.

  As of December 31, 2000, the Company had approximately 50 full-time employees, including officers, and four non-employee directors. All full-time employees and non-employee directors were eligible to participate in the 2000 Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine future award recipients. From the initial adoption of the 2000 Plan through December 31, 2000, the Company granted the following options to the individuals and groups listed below:

                                                                Weighted     Total Shares
                                                              Average Sale Subject to Option
 Name of Individual                 Title/Position               Price          Grants
 ------------------                 --------------            ------------ -----------------
 Walter W. Schroeder............... President and Chief          $14.01          465,607
                                     Executive Officer
 Trent M. Molter................... Vice President of            $15.25          180,376
                                     Engineering and
                                     Technology and
                                     Director
 Robert J. Friedland............... Vice President of            $15.28          110,311
                                     Operations
 David E. Wolff.................... Vice President of Sales      $15.43          120,274
                                     and Marketing
 Lawrence C. Moulthrop, Jr. ....... Vice President of            $15.50          105,305
                                     Product Engineering
 Gerald B. Ostroski................ Director and Director        $17.00           10,000
                                     Nominee
 Philip R. Sharp................... Director and Director        $ 6.00            5,000
                                     Nominee
 All current executive officers, as
  a group.......................... N/A                          $14.62        1,152,469
 All current directors who are not
  executive officers, as a group... N/A                          $15.43           35,000
 All employees who are not
  executive officers, as a group... N/A                          $ 9.76          267,484

  On April 24, 2001 the last reported sale price of the Common Stock on the Nasdaq National Market was $7.23 per share.

Administration

  The 2000 Plan is administered by the Compensation Committee. Subject to the provisions of the 2000 Plan, the Compensation Committee has the authority to select the persons to whom awards are granted and determine the terms of each award, including (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and

(iv) the number of shares of Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

  The Compensation Committee may amend, modify or terminate any outstanding award, including without limitation, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option into a nonstatutory stock option, subject to the participant's consent if such amendment, modification or termination would materially or adversely affect the participant. The Compensation Committee may also accelerate the date on which an option, restricted stock award or a stock-based award becomes exercisable, becomes free of its restrictions or conditions or becomes realizable, as the case may be.

  Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, the Board of Directors will make adjustments to the number and class of securities available under the 2000 Plan, the maximum number of shares with respect to which awards may be granted to any participant under the 2000 Plan, the number and class of security and exercise price subject to each outstanding option, the repurchase price subject to each outstanding restricted stock award, and the terms of each other outstanding stock-based award to the extent that the Board of Directors determines in good faith that such adjustments are necessary and appropriate.

  In the event of a proposed liquidation or dissolution of the Company, the Board of Directors shall upon written notice to the participants provide that all then unexercised options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board of Directors may specify the effect of a liquidation or dissolution on any restricted stock award or other award granted under the 2000 Plan at the time of the grant of such award.

  In the event of a Reorganization Event (as defined in the 2000 Plan) or a written commitment by the Company with respect to a Reorganization Event, the Board of Directors is required to provide for outstanding options to be assumed or substituted for by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board will provide that all options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the participants before the consummation of such Reorganization Event. In addition, upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding restricted stock award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock award. The Board will specify the effect of a Reorganization Event on any other stock-based award granted under the 2000 Plan at the time of the grant of such award. In addition, if there is a Change in Control Event (as defined in the 2000 Plan), or if the Reorganization Event also constitutes a Change in Control Event, and if within one year of the Change in Control Event, the participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined in the 2000
Plan) by the participant or is terminated without Cause (as defined in the 2000 Plan) by the Company or the acquiring or succeeding corporation, then the assumed or substituted or other stock-based awards will be immediately exercisable in full or free from restrictions, as the case may be.

  If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such award will again be available for grant under the 2000 Plan, subject, however, in the case of incentive stock options to any limitations under the Code.

  The 2000 Plan will remain in effect until June 2010 (except that it will continue in effect as to equity-related securities outstanding on that date), unless earlier terminated by the Board of Directors. The Board of Directors may amend, suspend or terminate the 2000 Plan or any portion thereof at any time.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan.

  Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale and will be short-term capital gain or loss if the participant has held the NSO Stock for a shorter period.

  Restricted Stock

  A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the Grant Date, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the Common Stock at the time the award is granted over the purchase price paid for the Common Stock. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) Election. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the Common Stock at the time of such lapse over the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized either at the time of the Section 83(b) Election is made or at the time the forfeiture provisions or transfer restrictions lapse, as applicable.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or on the day after the award is granted if a
Section 83(b) Election is made.

  Other Stock-Based Awards

  The tax consequences associated with any other stock-based award granted under the 2000 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying Common Stock.

  Tax Consequences to the Company

  The grant of an award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 2000 Plan nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock award or as the result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

         PROPOSAL 3--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers. PricewaterhouseCoopers served as the Company's independent auditors for the year ended December 31, 2000.

  Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditor Fees and Other Matters

  Audit Fees

  PricewaterhouseCoopers billed the Company an aggregate of $84,700 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the review of the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

  Financial Information Systems Design and Implementation Fees

  PricewaterhouseCoopers did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  All Other Fees

  During the fiscal year ended December 31, 2000, PricewaterhouseCoopers billed the Company an aggregate of $480,500 in fees for services rendered in connection with the Company's initial public offering, including preparation of the registration statement, related due diligence and the delivery of a comfort letter.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act required the Company's directors, executive officers and holders of more than 10% of the Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during 2000 the Reporting Persons complied with all
Section 16(a) filing requirements.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

  To be considered for inclusion in the proxy statement for the 2002 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at its principal executive offices at 50 Inwood Road, Rocky Hill, Connecticut 06067, no later than the close of business on December 31, 2001.

  If a stockholder of the Company wishes to present a proposal directly at the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the first anniversary of the 2001 Annual Meeting; provided that, in the event that the date of the 2002 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2001 Annual Meeting, notice by the stockholder must be received not earlier than the 90th day prior to the 2002 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the 2002 Annual Meeting and
(ii) the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                          By Order of the Board of Directors,

                                          Lawrence C. Moulthrop, Jr.
                                          Secretary

April 30, 2001

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX A

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                            Audit Committee Charter


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

                          PROTON ENERGY SYSTEMS, INC.

                            AUDIT COMMITTEE CHARTER

I.Membership

  A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C below.

  B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

    1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

    2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

    3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

    4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation--other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation--greater than $60,000; and

    5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

  Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

  C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

  D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. Responsibilities of the Audit Committee

  The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

  A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

  B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

  C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

  D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

  E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

  F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

  G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

  H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

  I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

  J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

  K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

  L. The Audit Committee shall meet privately at least once per year with:
     (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                   APPENDIX B

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                           2000 Stock Incentive Plan


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

                          PROTON ENERGY SYSTEMS, INC.

                           2000 Stock Incentive Plan

1. Purpose

  The purpose of this 2000 Stock Incentive Plan (the "Plan") of Proton Energy Systems, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. Eligibility

  All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3. Administration, Delegation

  (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

  (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

  (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to an aggregate number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") equal to the sum of (i) 2,000,000 shares of Common Stock; (ii) any shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan (the "1996 Plan") that remain available for issuance upon adoption of this Plan by the stockholders; and (iii) all shares subject to awards granted under the 1996 Plan that expire, terminate, or are otherwise surrendered, cancelled or forfeited (subject, however, in the case of Incentive Stock Options to any limitations under the Code); provided, however, that the maximum number of shares of Common Stock reserved for issuance under the 1996 Plan that may be issued under this Plan shall not exceed 5,700,000 shares.

  (b) If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  (c) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 shares per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5. Stock Options

  (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

  (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

  (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price of all Incentive Stock Options shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Incentive Stock Option is granted.

  (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

  (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

  (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

    (1) in cash or by check, payable to the order of the Company;

    (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

    (3) when the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

    (4) payment of such other lawful consideration as the Board may determine; or

    (5) by any combination of the above permitted forms of payment.

6. Restricted Stock

  (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

  (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. Other Stock-Based Awards

  The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. Adjustments for Changes in Common Stock and Certain Other Events

  (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock, other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(c), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event,
Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

  (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

  (c) Reorganization and Change in Control Events

      (1) Definitions

        (a) A "Reorganization Event" shall mean:

                (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                (ii) any exchange of shares of the Company for cash,
              securities or other property pursuant to a statutory share exchange transaction.

        (b) A "Change in Control Event" shall mean:

                (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection
              (iii) of this definition; or

                (ii) such time as the Continuing Directors (as defined below)
              do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                (iii) the consummation of a merger, consolidation,
              reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

        (c) "Good Reason" shall mean any significant diminution in the Participant's title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

        (d) "Cause" shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

      (2) Effect on Options

        (a) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event and on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Reorganization Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

        Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds
      (B) the aggregate exercise price of such Options.

        (b) Change in Control Event that is not a Reorganization
      Event. Following the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable.

      (3) Effect on Restricted Stock Awards

        (a) Reorganization Event that is not a Change in Control
      Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

        (b) Change in Control Event. Following the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), if on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions.

      (4) Effect on Other Awards

        (a) Reorganization Event that is not a Change in Control
      Event. The Board shall specify the effect of a Reorganization Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

        (b) Change in Control Event. Following the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), if on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, the vesting schedule of all other Awards shall be accelerated in part so that the number of shares that would otherwise have first become exercisable, realizable, vested or free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become exercisable, realizable, vested or free from conditions or restrictions.

      (5) Limitations. Notwithstanding the foregoing provisions of this
    Section 8(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9. General Provisions Applicable to Awards

  (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

  (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

  (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

  (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

  (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

  (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

  (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

  (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Miscellaneous

  (a) No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  (b) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

  (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required under Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of
(i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

  (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

  (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                          Adopted by the Board of
                                          Directors of the Company on
                                          June 27, 2000.

                                          Approved by the stockholders
                                          of the Company on June 30,
                                          2000.

                                                                      APPENDIX C

                          PROTON ENERGY SYSTEMS, INC.

Proxy for the Annual Meeting of Stockholders to be held Tuesday, June 12, 2001
  This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Walter W. Schroeder, Trent M. Molter and John A. Glidden, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Proton Energy Systems, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Radisson Hotel and Conference Center, Cromwell, Connecticut 06416 on Tuesday, June 12, 2001, at 10:00 a.m., local time, and at any adjournment thereof (the "Meeting").

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark your votes as in this example


1. To elect the following two (2) Class I directors (except as marked below) for a three (3) year term.

          FOR                   WITHHELD           Nominees: Gerald B. Ostroski,
     all nominees               FROM ALL                     Philip R.Sharp
     listed at right            NOMINEES

          [ ]                     [ ]

For all nominees except as noted below.
---------------------------------------------


                                               FOR    AGAINST   ABSTAIN
2.  To approve the continuance of the
    Company's 2000 Stock Incentive Plan.       [ ]      [ ]       [ ]

3.  To ratify the selection by the Board of
    Directors of PricewaterhouseCoopers LLP    [ ]      [ ]       [ ]
    as the Company's independent auditors for the current fiscal year.

4.  To transact such other business as may
    properly come before the meeting or
    any adjournment thereof.


        MARK HERE FOR
        ADDRESS CHANGE
        AND NOTE BELOW   [ ]


-----------------------------------------



-----------------------------------------

_______________________________________________ Date:_______________, 2001
              SIGNATURE

_______________________________________________ Date:_______________, 2001
       SIGNATURE IF HELD JOINTLY

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.